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                                                                 EXHIBIT 10.3


                                SECOND AMENDMENT
                                       TO
                       EXCLUSIVE LEASE REFERRAL AGREEMENT


         This Second Amendment (the "Amendment") to the Exclusive Lease Referral Agreement entered into on May 14, 1996, between Mitcham Industries, Inc. a Texas corporation, ("Mitcham") and Peleton Company, Inc., an Oklahoma corporation ("Peleton") (the "Agreement") is entered into on this 24th day of November, 1997. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mitcham and Peleton do hereby agree as follows:


         1. Section 11 of the Agreement is amended by this Amendment to read in its entirety as follows:

              "11.     TERM.  This Agreement shall be effective beginning
May 14, 1996 (the "Effective Date") and will remain in effect through December 31, 1998 (the "Term"). Thereafter, it shall continue to be effective until terminated by either party giving the other three months prior notice."

         2.   All other terms and conditions of the Agreement remain unmodified.

         3. The Agreement is ratified and confirmed as being in full force and effect in accordance with its terms and provisions, as amended by this Amendment.


IN WITNESS WHEREOF, this Amendment has been executed on behalf of the parties by their duly authorized representatives as of the date first written above.

MITCHAM:                                   PELTON:

Mitcham Industries, Inc.                   Pelton Company, Inc.


 /s/ BILLY F. MITCHAM, JR.                 /s/ KIM L. MITCHELL
----------------------------------         ----------------------------------
By:  Billy F. Mitcham, Jr.                 By: Kim L. Mitchell


Title:  President, Chief Executive         Title: Chairman and President
         Officer and Chairman of
         the Board